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                                                            EXHIBIT 23.4

                    [CAN MANUFACTURERS INSTITUTE LETTERHEAD]


June 22, 1999



Mr. Hugh Baxter, Jr.
American National Can Company
8770 W. Bryn Mawr Avenue
Mail Suite 13-T
Chicago, IL 60631.3542


Dear Hugh:

The Can Manufacturers Institute, Inc. (CMI) is the national trade association of the can manufacturing industry and its suppliers. American National Can Group, Inc. is a CMI member in good standing. CMI hereby consents to the use of its name in American National Can Group, Inc.'s registration statement on Form S-1.


Sincerely,


Robert R. Budway
Robert R. Budway
President